Quarterly Stockholder Update by Murphy Oil Corporation
HOUSTON, Texas, August 6, 2025
Murphy Oil Corporation Stockholders,
This year Murphy Oil Corporation celebrates its 75th anniversary of incorporation. Over the last 75 years, Murphy has built a legacy based on a pioneering spirit and thoughtful decision making. Murphy is different from other independent exploration and production companies of its size. We have both onshore and offshore production, operate in the United States and internationally, and have a proven track record of successfully conducting offshore frontier exploration. While our company’s diversified business model is a key differentiator, it can be more complex to value compared to a pure-play US shale company. This letter aims to provide a deeper understanding of Murphy through additional context and leadership perspectives on key aspects of our business.
This letter also serves as a supplement to our earnings release for the second quarter of 2025, and both documents are being furnished simultaneously to the Securities and Exchange Commission and our stockholders. Please see the information regarding forward-looking statements and non-GAAP financial information included at the end of this letter. Unless otherwise noted, the financial and operating highlights and metrics discussed in this letter exclude noncontrolling interest (NCI).1
SECOND QUARTER 2025 SUMMARY
Murphy delivered solid operational and production performance in the second quarter while experiencing significantly lower commodities prices than we have seen in recent quarters. Second quarter oil, natural gas liquids, and natural gas production of 189.7 thousand barrels of oil equivalents per day (MBOEPD) exceeded the high end of our quarterly guidance range of 177.0 to 185.0 MBOEPD highlighted by oil production of 89.5 thousand barrels of oil per day (MBOPD) also exceeding guidance. Operating expenses in the second quarter were $11.80 per BOE, which is $1.94 per BOE lower than in the first quarter.
Realized oil prices were $64.31 per barrel in the second quarter, which is $7.89 per barrel or 11 percent less than in the first quarter. In addition, realized natural gas prices were $1.88 per thousand cubic feet (MCF) in the second quarter, which is $0.79 per MCF or 29.5 percent lower than in the first quarter. This latter reduction is particularly significant as natural gas comprises 53 percent of our production mix. As a result, we recorded net income of $22.3 million, or $0.16 net income per diluted share, for the second quarter compared to $73.0 million, or $0.50 net income per diluted share in the first quarter, despite the large increase in production. Also in the second quarter, earnings before interest, taxes, depreciation and amortization (EBITDA) attributable to Murphy (non-GAAP) was $299.3 million, cash flow from operations was $358.1 million, and we generated free cash flow (non-GAAP) of $17.8 million.
These financial results reflect the extraordinary impact of commodity prices on our business and reinforce the importance of concentrating on the parts of our business we can control: production rates and costs, a solid balance sheet and a first rate exploration program followed by best-in-class oil field development skills.
OPERATIONAL UPDATE
During the second quarter of 2025 we made significant progress in many important areas of our business: the onshore new well delivery program, Gulf of America workovers, Lac Da Vang (Golden Camel) field development, and preparations for exploration and appraisal wells which are planned for the second half of the year.
At our Eagle Ford Shale (EFS) asset, we brought online 24 operated wells and 10 gross non-operated wells. All new EFS operated pads exceeded initial production expectations with our 16 new Karnes County wells delivering some of the highest initial production rates in Murphy EFS history (an average of 2,123 BOEPD per well). While the industry is experiencing declining EFS well performance, in contrast, we continue to enhance capital efficiency by modifying completion designs and operating practices to deliver improved well performance year over year. This also reflects the fact that we have a more deliberate EFS development schedule than most peers resulting in a more robust remaining tier-one well location inventory.
At our Tupper Montney asset, we brought online five new wells, rounding out our 10-well program for the year. We tested a new completion design for those 10 wells, with approximately 50 percent higher proppant loading, and we have seen excellent early performance from the wells. All 10 new Tupper wells have 30-day initial production rates (an average of 19.2 million cubic feet per day) that are in the Murphy top 20 all-time Tupper high performer list. I must admit that I am very proud of our onshore team who continues to deliver impressive operational and technical improvements despite a new well program that has limited “shots on goal” compared to shale-only industry peers.
Early in the second quarter in our offshore program, we completed the Samurai #3 workover and returned the well to production. Early in the third quarter, the Khaleesi #2 workover was completed, and the well was returned to production in July. Together these two workovers add 3.7 MBOEPD to our production totals in the third quarter. In addition, we are progressing the Marmalard #3 workover and expect to resume production from the well in August. These three wells, because of their high production rates, are important cash flow generators and high rate-of-return investments. They also highlight the importance of the Gulf of America to the company’s production assets.
In Vietnam, our Lac Da Vang (Golden Camel) field development execution continues to be impressive as construction of the LDV-A platform’s jacket was completed in the third quarter and is being prepared for installation early in the fourth quarter. Furthermore, fabrication of the LDV-A platform’s topsides, the Floating Storage and Offloading (FSO) vessel’s hull and turret, pipelines, flexible risers, and subsea structures are all progressing on schedule for first oil in the fourth quarter of 2026.
PRODUCTION
As noted, second quarter production of 189.7 MBOEPD was 32.5 MBOEPD or 20.6 percent higher than first quarter production. This outperformance, as referenced above, was primarily driven by earlier online dates and higher than expected initial production rates from new onshore wells at Tupper Montney and Eagle Ford Shale. We now expect full year 2025 production to be closer to the midpoint of our guidance range of 174.5 to 182.5 MBOEPD.
Second quarter production at Tupper Montney was particularly significant as it averaged 447 million cubic feet per day (MMCFD) or 74.7 MBOEPD. With our new wells online, we produced at Tupper West plant capacity throughout May and June. At EFS we achieved second quarter production of 39.5 MBOEPD, significantly higher than our quarterly guidance of 34.2 MBOEPD. During the quarter, EFS achieved a peak rate over 54 MBOEPD, the highest rate delivered since December 2019.
Second quarter production from the Gulf of America averaged 65.7 MBOEPD, which was 1.1 MBOEPD higher than our quarterly guidance of 64.6 MBOEPD and nearly 4 MBOEPD higher than first quarter production. Our non-operated offshore Canada business delivered average production of 5.6 MBOEPD, which was lower than our quarterly guidance by 2.1 MBOEPD, due to higher than anticipated downtime.
CAPITAL EXPENDITURES
Capital expenditures (CAPEX) for the second quarter were $251 million and lower than our quarterly guidance of $300 million, primarily due to timing. In addition, second quarter CAPEX was $152 million lower than first quarter CAPEX primarily because of the unique $104 million Pioneer FPSO purchase in the first quarter.
Murphy’s onshore drilling and completions team continues to set new internal performance records. In the Catarina area of our Eagle Ford Shale asset, we increased the drilling Rate of Penetration (ROP) by 26 percent and reduced the spud-to-total depth timing by 20 percent compared to 2024. In the Tilden area, we improved capital efficiency by drilling two long lateral U-turn wells instead of four shorter lateral wells, which reduced capital expenditure by 33 percent with no reduction in oil recovery per lateral foot. In Canada, we drilled the longest horizontal wells in Murphy history in Kaybob Duvernay. Our completions team continues to refine completion designs by optimizing fluid and proppant intensities and leveraging automated physics-based models to enhance flowback strategies, which have led to improved initial well performance.
In the third quarter, we expect CAPEX to be $260 million excluding acquisition costs. We continue to be comfortable with our full year 2025 CAPEX guidance of $1,135 to $1,285 million, which includes the Pioneer FPSO purchase but excludes a small Eagle Ford Shale acquisition discussed below.
OPERATING COSTS
As noted above, operating expenses in the second quarter averaged $11.80 per BOE, which is $1.94 per BOE, or 14.1 percent lower than in the first quarter, primarily due to higher production rates, lower Eagle Ford Shale operating costs, and lower offshore workover costs. In our offshore assets, most of the workover activity is behind us, so operating expenses in the second half of the year are expected to be more in line with historical trends. Accordingly, we anticipate operating expenses in the $10 to $12 per BOE range during the second half of 2025.
In our Eagle Ford Shale asset, we have made great progress reducing operating costs which are down $12 million or 18 percent in the first half of 2025 compared to the first half of 2024. On a unit basis operating costs per BOE in the first half of 2025 were down 30 percent compared to the first half of 2024. The primary drivers of reduced operating costs are workforce optimization, lower repairs and maintenance expenses, lower rental equipment costs, and reduced water disposal costs.
EXPLORATION AND APPRAISAL DRILLING
Murphy’s international frontier wildcat and Gulf of America nearfield exploration program remains a key differentiator from our peers. Our planned 2025 and 2026 exploration and appraisal activity will expose the company to transformational conventional volumes and will test for more than one billion BOEs in gross un-risked resource potential.
We are on schedule to drill key exploration and appraisal wells in the second half of the year. In the Gulf of America, the Cello #1 and Banjo #1 exploration wells will be drilled in the third and fourth quarters. Both wells are located in Mississippi Canyon 385, near our operated Delta House floating production system and will flow back through this system if we are successful.
In Vietnam, we will begin drilling a key appraisal well at our recent Hai Su Vang (Golden Sea Lion) oil discovery in the third quarter, with results expected in the fourth quarter. The discovery well was drilled near the crest of the structure, encountered 370 feet of net oil pay, and was flow tested at 10,000 BOPD. With our current understanding of the range of recoverable resources, we are confident that the discovery is significant and provides a highly profitable investment opportunity. However, since the discovery well did not encounter water, there is untested upside remaining. The appraisal well will be drilled off the crest of the structure to assess reservoir continuity and determine how much of the structure, below the current total depth, is filled with hydrocarbons. These findings will tighten the range of recoverable resources and potentially move the range higher. More than one appraisal well may be required to fully characterize the field.
Our three-well Côte d’Ivoire exploration program remains on schedule to commence in the fourth quarter. This exploration program allows Murphy to evaluate three separate prospects representing various play types and large mean un-risked resources, with relatively low well costs and strong fiscal terms.
COMMODITY PRICING
In addition to the oil and natural gas price comments made above, I will point out a few other highlights. Our gassy onshore Canada business saw realized natural gas prices average $1.65 per MCF, which was $0.44 per MCF higher than the AECO benchmark due to our diversification and fixed forward selling strategies. In addition, and very importantly, Shell Canada Energy announced in late June that the first cargo of liquefied natural gas (LNG) had left the LNG Canada facility in Kitimat, British Columbia. Thus, after many decades of discussion, planning and finally construction, an LNG exporting facility is finally operating on the West Coast of Canada. This provides two billion cubic feet per day of additional demand for Canadian gas and is expected to result in higher AECO prices as LNG Canada production ramps up.
FINANCIAL PERFORMANCE AND RETURN OF CAPITAL
As previously communicated, our Capital Allocation Plan allocates a minimum of 50 percent of adjusted Free Cash Flow to share buybacks and potential dividend increases, with the remainder allocated to the balance sheet. In the first half of 2025 we distributed $93.4 million of dividends to shareholders. We also repurchased $100 million of stock or 3.6 million shares in the first quarter, reducing our shares outstanding to 142.7 million with $550 million remaining in our board authorized share repurchase program.

BALANCE SHEET
Total debt and net debt at the end of the second quarter were $1.476 billion and $1.096 billion, respectively. We had $200 million drawn on our unsecured revolving credit facility at the end of the quarter.
We are favorably positioned with a strong balance sheet, and we remain committed to our $1.0 billion long-term debt target, which represents a 1.0x debt to EBITDA ratio at approximately $45 per barrel WTI. With that said, given current market conditions and our high potential exploration and appraisal program ahead of us, we currently expect to use available adjusted Free Cash Flow for share repurchases rather than bond repayments.
OTHER BUSINESS
In July 2025, we completed a small Eagle Ford Shale acquisition for a contract price of $23 million, subject to certain post-closing adjustments. The sale closed July 1, 2025, and has an effective date of June 15, 2025. For several years we have been telling investors that we screen many Eagle Ford Shale acquisition opportunities but typically do not find assets that are as good as or better than our existing business. With this highly accretive acquisition, we were able to increase our working interest in the Karnes County business that we already own and operate.
CLOSING
I am pleased with our solid operational results in the second quarter and our continued onshore well performance improvements. It’s an exciting time at Murphy with our significant exploration and appraisal catalysts in the coming months. I’m confident that our talented and dedicated employees are capable of delivering shareholder value through our differentiated business model.
Thank you for being a Murphy Oil Corporation Stockholder.
Eric M. Hambly
President and Chief Executive Officer

CONFERENCE CALL AND WEBCAST SCHEDULED FOR AUGUST 7, 2025
Murphy will host a conference call to discuss second quarter 2025 financial and operating results on Thursday, August 7, 2025, at 9:00 a.m. ET. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 1-800-717-1738, reservation number 30769. For additional information, please refer to the Second Quarter 2025 Earnings Presentation available under the News and Events section of the Investor Relations website.
FORWARD-LOOKING STATEMENTS
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the company’s future operating results or activities and returns or the company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets;

any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the US or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the US Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the company; therefore, we encourage investors, the media, business partners and others interested in the company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this letter. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This letter contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with US generally accepted accounting principles (GAAP) and should therefore be considered only as supplemental to such GAAP financial measures. Please see Exhibit 99.1 on Form 8-K filed on August 6, 2025, for reconciliations of the differences between the non-GAAP financial measures used in this letter and the most directly comparable GAAP financial measures.
1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this letter exclude the NCI, thereby representing only the amounts attributable to Murphy.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Kyle Sahni, 281-675-9369
Beth Heller, 281-675-9363